Exhibit 99.1

NetScout Systems Reports Financial Results for Second Quarter Fiscal Year 2009

Second Quarter GAAP Revenue up 133% Year-over-Year

Second Quarter Non-GAAP Revenue up 147% Year-over-Year

Following Acquisition of Network General

WESTFORD, Mass.--(BUSINESS WIRE)--October 23, 2008--NetScout Systems, Inc.

Q2 FY 2009
	GAAP	Non-GAAP
Revenue	$68.9 million	$73.0 million
Net income	$4.9 million	$9.3 million
Net Income per share	$0.12	$0.23

NetScout Systems, Inc. (NASDAQ: NTCT), an industry leader for advanced network and service assurance solutions, today announced financial results for its second quarter of fiscal year 2009, ended September 30, 2008.

Total GAAP revenue for the second quarter of fiscal year 2009 was $68.9 million, and non-GAAP revenue was $73.0 million. Non-GAAP revenue excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value. Product revenue was $39.5 million on a GAAP basis and $40.9 million non-GAAP. Service revenue was $29.4 million GAAP and $32.1 million non-GAAP.

GAAP net income for the quarter was $4.9 million, or net income per diluted share of $0.12. GAAP income from operations was $9.1 million. On a non-GAAP basis, net income was $9.3 million, or $0.23 per diluted share, and non-GAAP income from operations was $16.2 million. Non-GAAP income from operations excludes the purchase accounting adjustment to record the acquired Network General deferred revenue at fair value, as well as share-based compensation expenses, amortization of acquired intangible assets, and non-recurring integration expenses. Non-GAAP net income excludes these effects as well as their related impact on the provision for income taxes. A reconciliation between GAAP and non-GAAP results is included in the attached financial tables.

“We posted strong results in the second quarter and saw only minimal impact from the turmoil in the financial markets and the slowing economy. We have solid visibility entering the third quarter that gives us confidence that we will achieve our guidance for the full fiscal year 2009. Backed by orders coming from the government and wireless telecommunications markets, we have entered the third quarter with strong product deferred revenue and backlog,” said Anil Singhal, President and CEO of NetScout Systems. “We remain cautious about the economic impact in calendar 2009 on our banking and enterprise customers; however we see continued strength in wireless carriers, exchange and trading, and government sectors. Looking beyond the economic slowdown, we are bullish about our prospects based on our successful integration of Network General and on the enthusiastic customer feedback that we received at our just concluded User Summit in San Diego about the combination of the companies and our new integrated product releases. Our long term confidence is reflected in our new operating margin model, which increases our target operating margin by five points.”

Company and Financial Highlights for the Second Quarter 2009:

  During the quarter NetScout announced the release of new integrated nGenius® Performance Manager and nGenius InfiniStream version 4.5 software, and the evolution of its nGenius InfiniStream continuous capture Deep Packet Inspection (DPI) appliances, the company’s next step in executing on the integration of its acquisition of Network General.
  In early October, NetScout hosted its seventh annual User Summit conference in San Diego, titled “Engage ’08”. A record number of attendees, 62% more than last year, from 18 countries around the world gathered to learn about the next evolution of nGenius and Sniffer solutions and best practices in monitoring applications and services across the modern IP network; view product demonstrations; receive training; learn about NetScout partnerships; discuss product directions and collaborate with NetScout engineers, executives and fellow customers.
  GAAP revenue increased 133% year-over-year and 14% sequentially as a result of the Network General acquisition and strong performance from wireless carriers, financials, and government. Non-GAAP revenue increased 147% year-over-year and 12% sequentially.
  GAAP product revenue increased 109% year-over-year and 13% sequentially. Non-GAAP product revenue increased 116% year-over-year and 17% sequentially. NetScout is seeing continued strong business from the majority of its vertical segments with some slowing of orders from investment banks within financial services which has been offset with strong orders from high-speed trading and exchange customers.

  GAAP service revenue increased 174% year-over-year and 14% sequentially. Non-GAAP service revenue increased 200% year-over-year and 6% sequentially.
  As of September 30, 2008 cash and cash equivalents and short and long-term marketable securities were $109.4 million, versus $109.8 million at June 30, 2008.
  NetScout increased its long term financial objectives for non-GAAP gross margin to between 76% and 79% and non-GAAP operating margin to between 22% and 25%. In the second quarter, NetScout reported GAAP operating margin of 13% and non-GAAP operating margin of 22%, at the low end of the new target range.

Guidance

NetScout reaffirms revenue guidance for fiscal year 2009 and continues to expect GAAP revenue to be in the range of $250 million to $260 million, with GAAP net income per diluted share between $0.19 and $0.29, and non-GAAP revenue to be in the range of $260 million to $270 million, with non-GAAP net income per diluted share between $0.55 and $0.65. The fiscal year 2009 non-GAAP revenue and net income per diluted share expectations exclude the purchase accounting adjustment to fair value of approximately $11.3 million of Network General’s deferred revenue, share-based compensation expenses of approximately $4.8 million, amortization of acquired intangible assets of approximately $6 million, and non-recurring integration expenses of approximately $1.8 million.

The revenue guidance for the remainder of fiscal year 2009 recognizes the challenging economic environment and its potential impact on enterprise IT spending.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue, income from operations, net income and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, integration expenses as well as the related income tax effects.

These non-GAAP measures are not in accordance with, and should not be considered an alternative for measures prepared in accordance with GAAP, and these non-GAAP measures may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial conditions and results of operations.

As discussed above, the Company management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting future periods.

CONFERENCE CALL INSTRUCTIONS

The Company invites shareholders to listen to its conference call today at 4:30 p.m. ET, which will be webcast live through the Company’s website at http://www.netscout.com/investors. Alternatively, people can listen to the call by dialing 866-701-8242 for U.S./Canada and 706-634-5113 for international callers and using conference ID: 69285275. A replay of the call will be available after 7:30 p.m. ET on October 23 for approximately one week. The number for the replay is 800-642-1687 for U.S./Canada and 706-645-9291 for international callers. The conference ID is: 69285275.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry leader for advanced network and service assurance solutions for over twenty years. NetScout’s breakthrough technology solutions provide trusted, comprehensive real-time and historical performance intelligence, including advanced early warnings and rapid, definitive problem analysis. These capabilities are vital to IT operators who are accountable for reducing the Mean Time to Resolution. The world’s largest enterprises, government agencies, and service providers depend upon NetScout’s nGenius and Sniffer (formerly Network General) brand solutions to assure service levels to their users by reducing or preventing disruptions and degradations. More information about NetScout is available at http://www.netscout.com.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for network performance management solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2008 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

NetScout Systems, Inc.
Condensed Consolidated Statements of Operations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30		September 30
	2008	2007	2008	2007
Revenue:
Product	$39,513	$18,911	$74,430	$36,424
Service	29,348	10,701	55,038	21,101
Total revenue	68,861	29,612	129,468	57,525

Cost of revenue:
Product	12,057	5,204	22,403	9,856
Service	5,289	1,809	10,280	3,608
Total cost of revenue	17,346	7,013	32,683	13,464

Gross profit	51,515	22,599	96,785	44,061

Operating expenses:
Research and development	10,135	4,711	20,308	9,246
Sales and marketing	25,739	11,126	49,798	22,355
General and administrative	6,080	3,192	12,611	6,025
Amortization of acquired intangible assets	490	-	981	6
Total operating expenses	42,444	19,029	83,698	37,632

Income from operations	9,071	3,570	13,087	6,429
Interest and other income (expense), net	(1,428)	1,061	(3,181)	2,070

Income before income tax expense	7,643	4,631	9,906	8,499
Income tax expense	2,701	1,380	3,467	2,568
Net income	$4,942	$3,251	$6,439	$5,931

Basic net income per share	$0.13	$0.10	$0.16	$0.18
Diluted net income per share	$0.12	$0.10	$0.16	$0.18
Shares used in computing:
Basic net income per share	39,201	32,302	39,078	32,221
Diluted net income per share	41,008	33,600	40,781	33,435

NetScout Systems, Inc.
Non-GAAP Financial Measures and Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

GAAP Revenue	$68,861	$29,612	$129,468	$57,525
Product deferred revenue fair value adjustment	1,422	-	1,611	-
Service deferred revenue fair value adjustment	2,723	-	7,306	-
Non-GAAP revenue	$73,006	$29,612	$138,385	$57,525

GAAP Gross profit	$51,515	$22,599	$96,785	$44,061
Deferred revenue fair value adjustment	4,145	-	8,917	-
Shared-based compensation expense	81	25	147	49
Amortization of acquired intangible assets	995	105	2,007	209
Integration expense	39	-	286	-
Non-GAAP Gross profit	$56,775	$22,729	$108,142	$44,319

GAAP Income from operations	$9,071	$3,570	$13,087	$6,429
Deferred revenue fair value adjustment	4,145	-	8,917	-
Shared-based compensation expense (1)	1,188	326	2,379	711
Amortization of acquired intangible assets (2)	1,485	105	2,988	215
Integration expense (3)	266	-	1,089	-
Non-GAAP Income from operations	$16,155	$4,001	$28,460	$7,355

GAAP Net income	$4,942	$3,251	$6,439	$5,931
Deferred revenue fair value adjustment	4,145	-	8,917	-
Shared-based compensation expense (1)	1,188	326	2,379	711
Amortization of acquired intangible assets (2)	1,485	105	2,988	215
Integration expense (3)	266	-	1,089	-
Income tax adjustments (4)	(2,692)	(164)	(5,842)	(352)
Non-GAAP Net income	$9,334	$3,518	$15,970	$6,505

GAAP Diluted Net income per share	$0.12	$0.10	$0.16	$0.18
Share impact of non-GAAP adjustments identified above	0.11	-	0.23	0.01
Non-GAAP Diluted net income per share	$0.23	$0.10	$0.39	$0.19

Shares used in computing non-GAAP diluted net income per share	41,008	33,600	40,781	33,435

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$26	$10	$53	$21
Cost of service revenue	55	15	94	28
Research and development	300	70	611	184
Sales and marketing	511	149	1,041	319
General and administrative	296	82	580	159
Total share-based compensation expense	$1,188	$326	$2,379	$711

(2) Amortization expense related to acquired software and product technology included in these amounts is as follows:
Cost of Product Revenue	$995	$105	$2,007	$209
Operating expenses	490	-	981	6
Total amortization expense	$1,485	$105	$2,988	$215

(3) Integration expense included in these amounts is as follows:
Cost of product revenue	$-	$-	$141	$-
Cost of service revenue	39	-	145	-
Research and development	75	-	177	-
Sales and marketing	85	-	199	-
General and administrative	67	-	427	-
Total integration expense	$266	$-	$1,089	$-

(4)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 38%

NetScout Systems, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30	March 31
	2008	2008

Assets
Current assets:
Cash and cash equivalents	$64,810	$56,702
Marketable securities	13,053	10,465
Accounts receivable, net	25,906	32,048
Inventories	7,285	12,083
Refundable income taxes	5,723	5,036
Deferred income taxes	5,191	6,052
Prepaid expenses and other current assets	5,132	13,546

Total current assets	127,100	135,932

Fixed assets, net	15,104	16,729
Goodwill	131,754	131,802
Acquired intangible assets, net	62,581	65,569
Deferred financing costs	829	956
Deferred income taxes	34,891	34,891
Long-term marketable securities	31,487	33,764
Restricted cash	122	121
Other assets	723	1,173
Total assets	$404,591	$420,937

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,326	$9,207
Accrued compensation	18,441	23,594
Accrued other	5,825	7,805
Income taxes payable	2,173	1,065
Long-term debt, current portion	8,750	6,250
Deferred revenue	58,731	74,257

Total current liabilities	101,246	122,178

Other long-term liabilities	878	917
Accrued long-term retirement benefits	1,294	1,245
Long-term deferred revenue	6,407	6,764
Long-term debt, net of current portion	87,500	92,500
Total liabilities	197,325	223,604

Stockholders' equity:
Common stock	44	43
Additional paid-in capital	188,068	182,789
Accumulated other comprehensive income (loss)	(1,540)	246
Treasury stock	(28,939)	(28,939)
Retained earnings	49,633	43,194

Total stockholders' equity	207,266	197,333

Total liabilities and stockholders' equity	$404,591	$420,937

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com